Exhibit T3A-2

Allens Arthur Robinson Attn: Registration Department

Level 17 The Chifley Tower

2-6 Chifley Square

Sydney NSW 2000

Certificate of the Registration
of a Company

Corporations Act 2001 Paragraph 1274 (2) (b)

This is to certify that

BOART LONGYEAR HOLDINGS LIMITED

Australian Company Number 123 052 728

is a registered company under the Corporations Act 2001
and is taken to be registered in Victoria.

On the fourteenth day of February 2007 the company changed its name to
BOART LONGYEAR LIMITED

The company is limited by shares.

The company is a public company.

The day of commencement of registration is
the second day of January 2007.

Issued by the
Australian Securities and Investments Commission on this twenty-eighth day of March, 2007.

A delegate of the Australian Securities and Investments Commission

Certificate of Registration of a Company

This is to certify that

BOART LONGYEAR HOLDINGS LIMITED

Australian Company Number 123 052 728

is a registered company under the Corporations Act 2001 and
is taken to be registered in Victoria.

The company is limited by shares.

The company is a public company.

The day of commencement of registration is
the second day of January 2007.

Issued by the
Australian Securities and Investments Commission on this second day of January, 2007.

/s/ Jeffrey Lucy
Jeffrey Lucy
Chairman